UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2006

Xybernaut Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21013	54-1799851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5175 Parkstone Drive, Suite 130, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-480-0480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On May 31, 2006, the Employment Agreement dated November 14, 2005 (the "Employment Agreement") between Xybernaut Corporation (the "Company") and John F. Moynahan, Executive Vice President and Chief Financial Officer, was terminated due to the termination of Mr. Moynahan on May 31, 2006 in connection with a reduction in force. See Item 8.01. The terms of the Employment Agreement were previously reported in Item 1.01 of the Form 8-K filed on November 18, 2005 and such Item is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 31, 2006, Mr. Moynahan was terminated as the Company’s Executive Vice President and Chief Financial Officer.

Item 8.01 Other Events.

On May 31, 2006, four employees of the Company (including Mr. Moynahan and Mr. Michael Jenkins, formerly Vice President and Chief Technical Officer of the Company) and two employees of Xybernaut Solutions, Inc. were terminated in connection with a reduction in force.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xybernaut Corporation

June 2, 2006	By:	/s/ Perry L. Nolen

Name: Perry L. Nolen
Title: President and Chief Executive Officer